As filed with the Securities and Exchange Commission on February 9, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Caesars Entertainment, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	88-0400631
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3930 Howard Hughes Parkway

Las Vegas, Nevada 89109

(Address of principal executive offices)

Caesars Entertainment, Inc. 2004 Long Term Incentive Plan

(Full titles of the plans)

Mr. Bernard E. DeLury, Jr., Secretary

Caesars Entertainment, Inc

3930 Howard Hughes Parkway

Las Vegas, Nevada 89109

(702) 699-5000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common stock, $0.01 par value, and the associated preferred share purchase rights (the “Common Stock”) (2)	20,000,000 shares	$20.38	$407,600,000	$47,975

(1)          This registration statement, pursuant to Rule 416 under the Securities Act of 1933, covers any additional shares of the Common Stock of the Company, which become issuable under the anti-dilution provisions contained in the Caesars Entertainment, Inc. 2004 Long Term Incentive Plan (the “Plan”).

(2)          The preferred share purchase rights to purchase one one-hundredth of a share of a new series of junior participating preferred stock, which are attached to the shares of Common Stock being registered hereunder and exerciseable on the occurrence of specified events, will be issued for no additional consideration.  Accordingly, no additional registration fee is required.

(3)          Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share is based on the average of the high and low sales prices of the Common Stock as reported by the New York Stock Exchange on February 7, 2005.

EXPLANATORY NOTE

Caesars Entertainment, Inc. (the “Company”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933 (the “Securities Act”), to register shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Caesars Entertainment, Inc. 2004 Long Term Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*  The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed with the SEC are incorporated by reference in this registration statement:

(a)           The Company’s Annual Report on Form 10-K for the period ending December 31, 2003, filed with the SEC on March 12, 2004;

(b)           The Company’s Quarterly Reports on Form 10-Q for the periods ending on March 31, 2004, June 30, 2004 and September 30, 2004, as filed with the SEC on May 10, 2004, August 9, 2004 and November 9, 2004, respectively;

(c)           The Company’s Current Reports on Form 8-K as filed with the SEC on January 7, 2004, January 29, 2004, March 17, 2004, March 30, 2004, April 22, 2004, May 10, 2004, May 13, 2004, June 22, 2004, July 16, 2004, July 22, 2004, August 30, 2004, September 27, 2004, September 29, 2004, October 21, 2004, October 21, 2004, December 17, 2004, January 18, 2005, January 19, 2005, and February 7, 2005;

(d)           The description of the Company’s Common Stock contained in Amendment No. 1 to the Company’s Registration Statement on Form 10 filed with the SEC on December 18, 1998; and

(e)           The description of the preferred share purchase rights, contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed with the SEC on December 30, 1998, as amended by Form 8-A/A filed with the SEC on July 15, 2004.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.  Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The legality of the securities registered hereby has been passed upon by Bernard E. DeLury, Jr., Executive Vice President, General Counsel and Secretary of the Company.  Mr. DeLury is paid a salary and a bonus by the Company, is eligible to participate in the Plan and participates in certain other of the Company’s employee benefit plans.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware (the “DGCL”) empowers the Company to indemnify, subject to the standards set forth therein, any person who is a party to any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of the Company, or is or was serving as such with respect to another entity at the request of the Company. The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent. Section 11.2 of the Restated Certificate of Incorporation of the Company provides that the Company will indemnify any person to whom, and to the fullest extent, indemnification may be required or permitted under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director’s liability: (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.  Section 11.1 of the Restated Certificate of Incorporation of the Company eliminates the liability of a director of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.2 to the Form 8-K filed by the Company on January 7, 2004).

4.2	Amended and Restated By-Laws (incorporated by reference from Exhibit 3.3 to the Form 8-K filed by the Company on January 7, 2004).

4.3

Rights Agreement dated as of December 29, 1998 by and among the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference from Exhibit 1 to the Form 8-A filed by the Company on December 30, 1998).

4.4

Amendment No. 1 to the Rights Agreement dated as of July 14, 2004 by and among the Company and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference from Exhibit 4.1 to the Form 8-A/A filed by the Company on July 15, 2004).

5.1	Opinion of Bernard E. DeLury, Jr., Executive Vice President, General Counsel and Secretary of the Company, regarding the legality of the shares of Common Stock being offered hereby.*

10.1	Caesars Entertainment, Inc. 2004 Long Term Incentive Plan.*

23.1	Consent of Bernard E. DeLury, Jr. (included in the opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*

24.1	Power of Attorney (included on signature page hereto).

*              Filed herewith.

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the

SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada, on this 9th day of February, 2005.

CAESARS ENTERTAINMENT, INC.

By:	/s/	Bernard E. DeLury, Jr.
	Name:	Bernard E. DeLury, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Wallace R. Barr and Bernard E. DeLury, Jr., and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including pre- and post-effective amendments) or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in their capacities and on the dates indicated.

Signature	Title	Date

Chairman of the Board
Stephen F. Bollenbach

/s/ Clive S. Cummis	Vice Chairman	February 9, 2005
Clive S. Cummis

/s/ Wallace R. Barr	President and Chief	February 9, 2005
Wallace R. Barr	Executive Officer (Principal Executive Officer) and Director

/s/ Barbara Coleman	Director	February 9, 2005
Barbara Coleman

/s/ A. Steven Crown	Director	February 9, 2005
A. Steven Crown

/s/ Peter G. Ernaut	Director	February 9, 2005
Peter G. Ernaut

/s/ William Barron Hilton	Director	February 9, 2005
William Barron Hilton

/s/ Eric M. Hilton	Director	February 8, 2005
Eric M. Hilton

/s/ Gilbert L. Shelton	Director	February 9, 2005
Gilbert L. Shelton

/s/ Wesley D. Allison	Senior Vice President,	February 9, 2005
Wesley D. Allison	Controller and Interim Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.2 to the Form 8-K filed by the Company on January 7, 2004).

4.2	Amended and Restated By-Laws (incorporated by reference from Exhibit 3.3 to the Form 8-K filed by the Company on January 7, 2004).

4.3

Rights Agreement dated as of December 29, 1998 by and among the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference from Exhibit 1 to the Form 8-A filed by the Company on December 30, 1998).

4.4

Amendment No. 1 to the Rights Agreement dated as of July 14, 2004 by and among the Company and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference from Exhibit 4.1 to the Form 8-A/A filed by the Company on July 15, 2004).

5.1	Opinion of Bernard E. DeLury, Jr., Executive Vice President, General Counsel and Secretary of the Company, regarding the legality of the shares of Common Stock being offered hereby.*

10.1	Caesars Entertainment, Inc. 2004 Long Term Incentive Plan*

23.1	Consent of Bernard E. DeLury, Jr., Executive Vice President, General Counsel and Secretary of the Company (included in the opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*

24.1	Power of Attorney (included on signature page hereto).

*              Filed herewith.